Exhibit 99.1

SimpleTech Expects to Exceed Financial Guidance For the Third

Quarter of 2006 with Anticipated Record Quarterly Revenue

of $92 Million to $93 Million and Diluted Earnings Per Share of $0.13 to $0.14

SimpleTech Management to Host Conference Call on November 8 Following

Release of Third Quarter 2006 Results

SANTA ANA, Calif., Oct. 23, 2006 (PRIMEZONE) — SimpleTech, Inc. (Nasdaq:STEC) today announced preliminary financial results for the third quarter ended September 30, 2006. Based on a preliminary review of third quarter results and due to stronger than anticipated demand in key markets, the company expects revenue and diluted earnings per share to significantly exceed previous guidance.

The company currently expects to record third quarter of 2006 revenues of approximately $92 million to $93 million, diluted earnings per share of approximately $0.13 to $0.14 and double-digit operating profit margin. On August 9, 2006, the company announced that it expected its third quarter 2006 results would be similar to the results that it achieved for the second quarter of 2006, revenues of $79.5 million and diluted earnings per share of $0.10. In the third quarter of 2006, the OEM Division recorded its highest Flash product revenue in history.

“I am pleased with the continued execution of our business model and the improved performance in our operating results,” said SimpleTech Chairman and CEO, Manouch Moshayedi. “I am very encouraged by the improved operating margin which indicates strong operating leverage, and continued growth in our order backlog which illustrates the strength of our OEM business. We continue to execute on our plans to expand our IP portfolio organically, and by acquiring companies with related IP portfolios (e.g., the recent acquisition of the assets of Gnutek Ltd.), and to increase our production capacity with the goal of progressively growing our revenue, margins and profitability. We are very excited about the continued growth and future prospects of our OEM Flash product line. We are seeing new applications that require our industrial-grade Flash products in the networking, military, industrial and enterprise server markets and are experiencing accelerated qualification orders from our existing and new potential customers.”

The company will formally report third quarter results on Wednesday, November 8, 2006. Company management will host a conference call with analysts, investors and other interested parties on the same day at 1:30 p.m. Pacific Time to discuss financial and operating results and related business matters. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International). The webcast of the conference call can be accessed by clicking on “Investors” at the bottom of the home page at www.simpletech.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About SimpleTech, Inc. (Nasdaq:STEC)

SimpleTech, Inc. designs, develops, manufactures and markets custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions. Headquartered in Santa Ana, California, the company specializes in developing high-density DRAM memory modules and high-speed, high-capacity solid-state Flash drives and memory cards used in sensitive and highly-volatile environments. The company offers a comprehensive product line, including Flash and DRAM-based memory solutions and external hard drive storage solutions used by consumers and original equipment manufacturers. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

The SimpleTech logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our preliminary revenue, gross profit margin and diluted earnings per share results for the third quarter of 2006, the continued growth in our order backlog indicating strength in our OEM business, our continued execution of our plans to expand our IP portfolio and increase our production capacity with the goal of progressively growing our revenue, margins and profitability, continued growth and future prospect of our OEM Flash product line, new applications that require our industrial-grade Flash products and accelerated qualification orders from existing and new potential customers. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; delays in the qualification process of our products with customers; slower than expected expansion of our international business; the impact of the implementation of new accounting rules related to the expensing of stock options; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; effects of seasonality;

interruptions or delays at the semiconductor manufacturing facilities that supply products to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our backlog may not result in future revenue; our inability to maintain and increase market share; difficulty competing in sectors characterized by aggressive pricing and low margins; higher than anticipated product returns, inventory write-downs, price protection and rebate charges; new customer and supplier relationships may not be implemented successfully; impact of our previously announced stock repurchase program; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: SimpleTech, Inc.

Investors & Financial Media

Mitch Gellman

(949) 260-8328

ir@simpletech.com